Exhibit 99.1

MainStreet Bancshares Announces Formation of Community Development Subsidiary

MainStreet Community Capital Aims to Drive Investment to Low-Income Communities

FAIRFAX, VIRGINIA, August 10, 2022 – The board of directors of MainStreet Bancshares Inc. announced the formation of MainStreet Community Capital, its new community development subsidiary.

MainStreet Community Capital’s focus is to invigorate distressed, low-income communities in the Washington, D.C., metropolitan area by providing capital and other financial services.

“Lifting up communities and unlocking their potential starts with investment, and we intend to use MainStreet Community Capital to leverage opportunity for underserved and underdeveloped areas in our market,” said Jeff W. Dick, chairman and CEO of MainStreet Bancshares and MainStreet Bank. “We believe our engagement in both urban and rural areas will help provide low-income communities and individuals with long-term economic benefits, including quality jobs and services.”

MainStreet Community Capital has earned its designation as a Community Development Entity (CDE) as defined under the U.S. Treasury Department’s Community Development Financial Institution (CDFI) Fund. MainStreet Community Capital plans to apply annually to the CDFI Fund for an allocation of the New Markets Tax Credits, beginning with the round to be awarded in 2023.

“The New Markets Tax Credit Program is the gold standard for breaking the cycle of disinvestment that plagues distressed communities, leaving them with vacant commercial properties and outdated facilities,” said Thomas J. Chmelik, CFO of MainStreet Bancshares and MainStreet Bank. “Our goal is to utilize the tax credit to help communities turn things around. We’ll accomplish this by raising equity for high-impact real estate development projects as well as operating businesses in Virginia, Maryland, West Virginia, and the District of Columbia.”

Community development entities attract private investors to underserved areas by providing federal income tax credits in exchange for making equity investments in commercial enterprises that benefit low-income communities. Projects that may be funded in low-income communities using the New Market Tax Credit include loans and investments in operating businesses; development of commercial, industrial, and retail real estate; mixed-use projects where commercial income exceeds 20% of the gross income of the property; and development of for-sale housing.

ABOUT MAINSTREET BANK:  MainStreet Bank will launch its proprietary Fintech Banking as a Service (BaaS) solution called Avenu™ later this year to provide a comprehensive solution for the Fintech community.  Go to Avenu.bank for more information and to join the queue.

MainStreet operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, and Washington D.C.  MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution.  The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate.  MainStreet also works with the SBA to offer 7A and 504 lending solutions.  From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve our customer's experience.

MainStreet Bank was the first community bank in the Washington, DC metropolitan area to offer a full online business banking solution.  MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance.  Further information on the Bank can be obtained by visiting its website at MainStreet.bank.

This release may contain forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties.  The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "continue," and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of the novel coronavirus (COVID-19) outbreak, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.  We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made.  In addition, our past results of operations are not necessarily indicative of future performance.

Contact: Debra Cope
(703) 481-4599